EXHIBIT 16


aj robbins pc
Certified Public Accountants



March 4, 2004



United States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Ashcroft Homes Corporation

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K signed March 1, 2004; and

(2)  We agree with the information contained therein.

Very truly yours,

A.J. Robbins, PC


By:  /s/ AJ. Robbins
     -----------------------
     AJ. Robbins, CPA










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